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                            FORM N-6, ITEM 26(n)(3)
                               Power of Attorney
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                               Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Richard M. Ellery, Thomas M. Zurek and Stephen L. Due, each of them her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him in his name, place and stead to sign any and all Registration Statements (including Registration Statements or any Amendments thereto arising from any reorganization of a Separate Account with any other Separate Account) applicable to Separate Accounts established for funding variable annuity and variable life contracts of American United Life Insurance Company? and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Dated:4-12-11
Signed:/s/Constance E. Lund
Printed: Constance E. Lund

STATE OF INDIANA

COUNTY OF MARION

Before me, Terri E. Miller, a Notary Public in and for said County and State, this 12 day of April, 2011, personally appeared Constance E. Lund, who swore to the truth of the representations contained herein, signed her mark on the above and foregoing Power of Attorney before me, and she declared her execution of the above and foregoing Power of Attorney to be her free and voluntary act and deed.

/s/ Terri E. Miller
Terri E. Miller
My Commission Expires: 06/24/16
County of Marion